PRICING SUPPLEMENT NO. 26                                       Rule 424(b)(3)
DATED: March 19, 2001                                       File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)


                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $10,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:  3/20/2001  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  3/20/2002        CUSIP#: 073928TH6

Option to Extend Maturity:    No    [x]
                              Yes   [ ]  Final Maturity Date:


                                              Optional             Optional
                         Redemption           Repayment          Repayment
   Redeemable On          Price(s)             Date(s)             Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ x ] Federal Funds Rate                 Interest Reset Date(s):  Daily

[  ]  Treasury Rate                      Interest Reset Period:  Daily

[  ]  LIBOR Reuters                      Interest Payment Date(s):  *

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  5.3675%          Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  + 0.18%

* On the 20th of June, September, December and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.